FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD THIRD QUARTER RESULTS

Adjusted EPS up 9.8% to $1.34
Company raises low end of 2014 financial guidance range, expects 2015 EPS growth of 10-12%

MELVILLE, N.Y. – November 6, 2014 – Henry Schein, Inc. (NASDAQ: HSIC), the world’s largest provider of health care products and services to office-based dental, animal health and medical practitioners, today reported record financial results for the quarter ended September 27, 2014.
Net sales for the third quarter of 2014 were $2.6 billion, an increase of 11.7% compared with the third quarter of 2013.  This consisted of 10.9% growth in local currencies and 0.8% growth related to foreign currency exchange.  In local currencies, internally generated sales increased 6.4% and acquisition growth was 4.5% (see Exhibit A for details of sales growth).
Net income attributable to Henry Schein, Inc. for the third quarter of 2014 was $114.8 million or $1.34 per diluted share, an increase of 7.8% and 9.8%, respectively, compared with adjusted net income for the third quarter of 2013 excluding the net impact of certain one-time items (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP adjusted net income and EPS).
“I’m delighted to report excellent third quarter results as we gained market share in our four business groups, with each group posting strong sales growth both in North America as well as internationally.  Growth in net sales was the highest we have reported in more than three years while internal sales growth in local currencies was at a seven-year high,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein.  “We are pleased to be raising the low end of 2014 financial guidance while introducing guidance for 2015 diluted EPS that represents growth of 10% to 12%.”
Dental sales of $1.3 billion increased 9.7%, consisting of 9.4% growth in local currencies and 0.3% growth related to foreign currency exchange.  In local currencies, internally generated sales increased 4.8% and acquisition growth was 4.6%.  The 4.8% internal growth in local currencies included 5.5% growth in North America and 3.7% growth in International.

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“We gained market share in our Dental group with growth of approximately 10% both in North America and in International.  In addition, internal sales growth in local currencies was at a multi-year high for North America merchandise, for International Dental as a whole and for the group in its entirety,” commented Mr. Bergman.  “Subsequent to the close of the quarter we were delighted to announce our entry into Japan, the world’s second-largest dental market, through a non-controlling investment in Iwase Dental Supply as we continue to expand our global footprint. This follows our recent entry into the Brazilian and South African dental markets.”
Animal Health sales of $758.0 million increased 18.0%, consisting of 15.9% growth in local currencies and 2.1% growth related to foreign currency exchange.  In local currencies, internally generated sales increased 8.1% and acquisition growth was 7.8%.  The 8.1% internal growth in local currencies included 10.9% growth in North America and 5.6% growth in International.
“We also gained market share in our Animal Health group with strong internal sales growth bolstered by strategic acquisitions.  Internal sales growth in local currencies was at a seven-quarter high for the group,” commented Mr. Bergman.  “Our companion animal health business is the largest in North America, and our customers consistently rely on us for a comprehensive line of products and services.  Accordingly, we were pleased to announce new strategic relationships with Abaxis and with Heska to sell their full lines of veterinary diagnostic products.”
Medical sales of $480.3 million increased 8.0%; there was no material impact on sales growth from foreign currency exchange.  “Quarterly Medical sales growth was at the highest level in a year and a half as we made continued progress with large group practices and integrated delivery networks,” remarked Mr. Bergman.
Technology and Value-Added Services sales of $87.1 million increased 10.4%, including 9.5% growth in local currencies and 0.9% growth related to foreign currency exchange.  In local currencies, internally generated sales increased 6.5% and acquisition growth was 3.0%.
“Technology and Value-Added Services sales growth reflects particular strength in software sales and financial services, as well as strategic acquisitions overseas,” commented Mr. Bergman.  “We are delighted to report the continuation of double-digit internal sales growth in local currencies in International Technology and Value-Added Services.”

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Stock Repurchase Plan
The Company announced that it repurchased approximately 633,000 shares of its common stock during the third quarter at an average price of $118.32 per share, or approximately $74.8 million.  The impact of the repurchase of shares on third quarter diluted EPS was immaterial.  At the close of the third quarter, Henry Schein had approximately $74.0 million authorized for future repurchases of its common stock.

Year-to-Date Results
Net sales for the first nine months of 2014 were $7.7 billion, an increase of 9.0% compared with the first nine months of 2013.  This consisted of 8.2% growth in local currencies and 0.8% growth related to foreign currency exchange.  In local currencies, internally generated sales increased 4.6% and acquisition growth was 3.6%.
Net income attributable to Henry Schein, Inc. for the first nine months of 2014 was $333.1 million or $3.88 per diluted share, an increase of 7.8% and 10.5%, respectively, compared with adjusted net income for the first nine months of 2013 excluding the net impact of certain one-time items.

2014 EPS Guidance
Henry Schein today raised the low end of its 2014 financial guidance range, as follows:

•
For 2014 the Company expects diluted EPS attributable to Henry Schein, Inc. to be $5.36 to $5.39.  This compares with previous guidance for diluted EPS attributable to Henry Schein, Inc. of $5.33 to $5.39, and represents growth of 8% to 9% compared with 2013 results excluding the net impact of certain one-time items.

•
Guidance for 2014 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

2015 EPS Guidance
Henry Schein today introduced 2015 financial guidance, as follows:

•	For 2015 the Company expects diluted EPS attributable to Henry Schein, Inc. to be $5.90 to $6.00, which represents growth of 10% to 12% compared with the midpoint of the 2014 guidance range.

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•
This 2015 guidance excludes restructuring costs related to a planned corporate initiative to rationalize the Company’s operations and provide significant expense efficiencies.  The costs related to this initiative are estimated at approximately $0.29 to $0.33 per diluted share.  The Company believes that it is important to reduce its cost structure to fund new initiatives in order to drive future growth as its 2015 – 2017 strategic planning cycle begins.

•
Guidance for 2015 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

Third Quarter Conference Call Webcast
The Company will hold a conference call to discuss third quarter financial results today, beginning at 10:00 a.m. Eastern time.  Individual investors are invited to listen to the conference call over the Internet through Henry Schein’s website at www.henryschein.com.  In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein, Inc.
Henry Schein, Inc. is the world's largest provider of health care products and services to office-based dental, animal health and medical practitioners.  The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites.  A Fortune 500® Company and a member of the NASDAQ 100® Index, Henry Schein more than 17,000 Team Schein Members and serves more than 800,000 customers.
The Company offers a comprehensive selection of products and services, including value-added solutions for operating efficient practices and delivering high-quality care.  Henry Schein operates through a centralized and automated distribution network, with a selection of more than 96,000 branded products and Henry Schein private-brand products in stock, as well as more than 110,000 additional products available as special-order items. The Company also offers its customers exclusive, innovative technology solutions, including practice management software and e-commerce solutions, as well as a broad range of financial services.
Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 28 countries.  The Company's sales reached a record $9.6 billion in 2013, and have grown at a compound annual rate of approximately 16 percent since Henry Schein became a public company in 1995.  For more information, visit the Henry Schein website at www.henryschein.com.

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Cautionary Note Regarding Forward-Looking Statements

In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.
Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; possible increases in the cost of shipping our products or other service issues with our third-party shippers; general global macroeconomic conditions; disruptions in financial markets; possible volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; risks from challenges associated with the emergence of potential increased competition by third party online commerce sites; risks from disruption to our information systems; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.
We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

CONTACTS:	Investors
Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500

Carolynne Borders
Vice President, Investor Relations
carolynne.borders@henryschein.com
(631) 390-8105

Media
Susan Vassallo
Vice President, Corporate Communications
susan.vassallo@henryschein.com
(631) 843-5562

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2014	2013	2014	2013

Net sales	$2,623,729	$2,348,956	$7,669,294	$7,034,277
Cost of sales	1,902,063	1,709,309	5,522,443	5,077,783
Gross profit	721,666	639,647	2,146,851	1,956,494
Operating expenses:
Selling, general and administrative	547,578	479,170	1,634,651	1,466,323
Operating income	174,088	160,477	512,200	490,171
Other income (expense):
Interest income	3,452	3,236	10,323	9,744
Interest expense	(6,280)	(5,051)	(17,208)	(22,668)
Other, net	(484)	1,263	4,128	859
Income before taxes and equity in earnings
of affiliates	170,776	159,925	509,443	478,106
Income taxes	(51,302)	(34,660)	(156,247)	(135,287)
Equity in earnings of affiliates	4,762	3,642	8,285	6,209
Loss on sale of equity investment	-	(12,535)	-	(12,535)
Net income	124,236	116,372	361,481	336,493
Less: Net income attributable to noncontrolling interests	(9,460)	(8,994)	(28,370)	(29,207)
Net income attributable to Henry Schein, Inc.	$114,776	$107,378	$333,111	$307,286

Earnings per share attributable to Henry Schein, Inc.:

Basic	$1.36	$1.25	$3.94	$3.56
Diluted	$1.34	$1.23	$3.88	$3.49

Weighted-average common shares outstanding:
Basic	84,095	85,646	84,506	86,208
Diluted	85,450	87,404	85,918	87,967

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HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 27,	December 28,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$76,542	$188,616
Accounts receivable, net of reserves of $78,779 and $78,298	1,179,171	1,055,216
Inventories, net	1,283,698	1,250,403
Deferred income taxes	69,472	63,865
Prepaid expenses and other	319,354	276,565
Total current assets	2,928,237	2,834,665
Property and equipment, net	303,157	275,888
Goodwill	1,886,281	1,635,005
Other intangibles, net	654,070	417,133
Investments and other	358,886	461,945
Total assets	$6,130,631	$5,624,636

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$822,068	$824,495
Bank credit lines	188,815	29,508
Current maturities of long-term debt	5,782	5,441
Accrued expenses:
Payroll and related	204,776	216,629
Taxes	171,870	145,161
Other	312,523	329,429
Total current liabilities	1,705,834	1,550,663
Long-term debt	630,806	450,233
Deferred income taxes	264,684	198,674
Other liabilities	158,736	139,526
Total liabilities	2,760,060	2,339,096

Redeemable noncontrolling interests	549,432	497,539
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
84,459,689 outstanding on September 27, 2014 and
85,622,452 outstanding on December 28, 2013	845	856
Additional paid-in capital	269,918	318,225
Retained earnings	2,564,882	2,398,267
Accumulated other comprehensive income (loss)	(17,291)	67,849
Total Henry Schein, Inc. stockholders' equity	2,818,354	2,785,197
Noncontrolling interests	2,785	2,804
Total stockholders' equity	2,821,139	2,788,001
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$6,130,631	$5,624,636

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2014	2013	2014	2013

Cash flows from operating activities:
Net income	$124,236	$116,372	$361,481	$336,493
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	39,179	31,845	112,668	96,081
Accelerated amortization of deferred financing costs	-	-	-	6,203
Loss on sale of equity investment	-	12,535	-	12,535
Stock-based compensation expense	13,747	7,963	33,252	24,695
Provision for losses on trade and other
accounts receivable	274	1,323	2,689	3,477
Benefit from deferred income taxes	(8,849)	(28,349)	(2,840)	(12,799)
Equity in earnings of affiliates	(4,762)	(3,642)	(8,285)	(6,209)
Distributions from equity affiliates	4,964	2,836	10,304	9,286
Other	6,751	8,789	22,204	14,156
Changes in operating assets and liabilities,
net of acquisitions:
Accounts receivable	(22,139)	(48,296)	(108,338)	(93,451)
Inventories	(46,103)	(5,160)	2,447	76,877
Other current assets	(18,677)	24,047	(41,928)	11,123
Accounts payable and accrued expenses	85,881	32,533	(65,169)	(88,920)
Net cash provided by operating activities	174,502	152,796	318,485	389,547

Cash flows from investing activities:
Purchases of fixed assets	(22,806)	(16,799)	(60,782)	(38,733)
Payments for equity investments and business
acquisitions, net of cash acquired	(141,253)	(806)	(364,110)	(34,514)
Payments related to sale of equity investment	-	(13,364)	-	(13,364)
Proceeds from maturities of available-for-sale securities	2,000	-	2,000	-
Other	(4,171)	(2,076)	(10,668)	(7,147)
Net cash used in investing activities	(166,230)	(33,045)	(433,560)	(93,758)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	105,045	90	158,284	(11,550)
Proceeds from issuance of long-term debt	-	195,000	314,787	678,781
Debt issuance costs	(562)	(8)	(562)	(1,327)
Principal payments for long-term debt	(35,178)	(255,863)	(136,044)	(793,863)
Proceeds from issuance of stock upon exercise
of stock options	2,838	3,184	24,115	22,636
Payments for repurchases of common stock	(74,839)	(74,967)	(226,282)	(226,478)
Excess tax benefits related to stock-based
compensation	796	1,168	5,375	6,496
Distributions to noncontrolling shareholders	(5,111)	(5,041)	(22,800)	(18,049)
Acquisitions of noncontrolling interests in
subsidiaries	(2,831)	(132)	(105,383)	(5,886)
Net cash provided by (used in) financing activities	(9,842)	(136,569)	11,490	(349,240)

Effect of exchange rate changes on cash and
cash equivalents	(11,586)	7,894	(8,489)	1,286
Net change in cash and cash equivalents	(13,156)	(8,924)	(112,074)	(52,165)
Cash and cash equivalents, beginning of period	89,698	78,839	188,616	122,080
Cash and cash equivalents, end of period	$76,542	$69,915	$76,542	$69,915

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Exhibit A - QTD Sales

Henry Schein, Inc.
2014 Third Quarter
Sales Summary
(in thousands)
(unaudited)

Q3 2014 over Q3 2013

Global	Q3 2014	Q3 2013	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,298,352	$1,183,201	9.7%	0.3%	9.4%	4.6%	4.8%

Animal Health	757,952	642,289	18.0%	2.1%	15.9%	7.8%	8.1%

Medical	480,302	444,533	8.0%	0.0%	8.0%	0.0%	8.0%

Total Health Care Distribution	2,536,606	2,270,023	11.7%	0.7%	11.0%	4.6%	6.4%

Technology and value-added services	87,123	78,933	10.4%	0.9%	9.5%	3.0%	6.5%

Total Global	$2,623,729	$2,348,956	11.7%	0.8%	10.9%	4.5%	6.4%

North America	Q3 2014	Q3 2013	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$817,301	$745,866	9.6%	-0.4%	10.0%	4.5%	5.5%

Animal Health	368,478	305,104	20.8%	0.0%	20.8%	9.9%	10.9%

Medical	460,313	426,311	8.0%	0.0%	8.0%	0.0%	8.0%

Total Health Care Distribution	1,646,092	1,477,281	11.4%	-0.3%	11.7%	4.4%	7.3%

Technology and value-added services	71,464	67,935	5.2%	-0.2%	5.4%	0.0%	5.4%

Total North America	$1,717,556	$1,545,216	11.2%	-0.2%	11.4%	4.2%	7.2%

International	Q3 2014	Q3 2013	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$481,051	$437,335	10.0%	1.6%	8.4%	4.7%	3.7%

Animal Health	389,474	337,185	15.5%	3.9%	11.6%	6.0%	5.6%

Medical	19,989	18,222	9.7%	1.6%	8.1%	0.0%	8.1%

Total Health Care Distribution	890,514	792,742	12.3%	2.6%	9.7%	5.1%	4.6%

Technology and value-added services	15,659	10,998	42.4%	7.0%	35.4%	22.0%	13.4%

Total International	$906,173	$803,740	12.7%	2.6%	10.1%	5.4%	4.7%

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Exhibit A - YTD Sales

Henry Schein, Inc.
2014 Third Quarter Year to Date
Sales Summary
(in thousands)
(unaudited)

Q3 2014 YTD over Q3 2013 YTD

Global	Q3 2014 YTD	Q3 2013 YTD	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$3,963,761	$3,633,577	9.1%	0.6%	8.5%	4.9%	3.6%

Animal Health	2,166,989	1,947,728	11.3%	1.7%	9.6%	3.7%	5.9%

Medical	1,280,973	1,221,282	4.9%	0.2%	4.7%	0.0%	4.7%

Total Health Care Distribution	7,411,723	6,802,587	9.0%	0.9%	8.1%	3.6%	4.5%

Technology and value-added services	257,571	231,690	11.2%	0.7%	10.5%	3.2%	7.3%

Total Global	$7,669,294	$7,034,277	9.0%	0.8%	8.2%	3.6%	4.6%

North America	Q3 2014 YTD	Q3 2013 YTD	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$2,419,952	$2,227,620	8.6%	-0.7%	9.3%	4.8%	4.5%

Animal Health	1,025,650	937,755	9.4%	0.0%	9.4%	3.2%	6.2%

Medical	1,217,242	1,161,255	4.8%	0.0%	4.8%	0.0%	4.8%

Total Health Care Distribution	4,662,844	4,326,630	7.8%	-0.3%	8.1%	3.2%	4.9%

Technology and value-added services	210,493	198,472	6.1%	-0.2%	6.3%	0.1%	6.2%

Total North America	$4,873,337	$4,525,102	7.7%	-0.4%	8.1%	3.1%	5.0%

International	Q3 2014 YTD	Q3 2013 YTD	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,543,809	$1,405,957	9.8%	2.7%	7.1%	4.8%	2.3%

Animal Health	1,141,339	1,009,973	13.0%	3.2%	9.8%	4.2%	5.6%

Medical	63,731	60,027	6.2%	3.9%	2.3%	0.0%	2.3%

Total Health Care Distribution	2,748,879	2,475,957	11.0%	2.9%	8.1%	4.5%	3.6%

Technology and value-added services	47,078	33,218	41.7%	6.5%	35.2%	21.2%	14.0%

Total International	$2,795,957	$2,509,175	11.4%	3.0%	8.4%	4.6%	3.8%

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Exhibit B

Henry Schein, Inc.
2014 Third Quarter and YTD
Reconciliation of reported GAAP net income and diluted EPS attributable to Henry Schein, Inc. to non-GAAP net income and diluted EPS attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	Third Quarter			YTD
			%			%
	2014	2013	Growth	2014	2013	Growth
Net Income attributable to Henry Schein, Inc.	$114,776	$107,378	6.9%	$333,111	$307,286	8.4%
Diluted EPS attributable to Henry Schein, Inc.	$1.34	$1.23	8.9%	$3.88	$3.49	11.2%

Non-GAAP Adjustments (after-tax)
Foreign tax benefit (1)	$-	$(13,398)		$-	$(13,398)
Loss on sale of equity investment (2)	-	12,535		-	12,535
Accelerated amortization of deferred financing costs (3)	$-	$-		$-	$2,679
Total non-GAAP adjustments to Net Income
attributable to Henry Schein, Inc.	$-	$(863)		$-	$1,816
Total non-GAAP adjustments to diluted EPS
attributable to Henry Schein, Inc.	$-	$(0.01)		$-	$0.02

Non-GAAP Net Income attributable to
Henry Schein, Inc.	$114,776	$106,515	7.8%	$333,111	$309,102	7.8%
Non-GAAP diluted EPS attributable to
Henry Schein, Inc.	$1.34	$1.22	9.8%	$3.88	$3.51	10.5%

This non-GAAP comparison is being presented in order to provide a more comparable basis for analysis.  Earnings per share numbers may not sum due to rounding.

(1)	Represents tax benefit related to expected utilization of tax loss carryforwards outside the U.S.

(2)	Represents loss on divestiture of a noncontrolling interest in a dental wholesale distributor in the Middle East. There was no tax benefit related to this loss.

(3)	Represents non-cash, one-time expenses related to the debt refinancing of Henry Schein Animal Health.

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